UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: November 19, 2013
(Date of earliest event reported)

Oak Valley Bancorp
(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave. Oakdale, CA	95361
(Address of principal executive	(Zip Code)
offices)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2013, Terrance P. Withrow accepted the appointment by the Boards of Directors of Oak Valley Bancorp (the “Company”) and its wholly-owned subsidiary Oak Valley Community Bank (the “Bank”) as a new director of the Company and the Bank. There are no arrangements or understandings between Mr. Withrow and any other persons pursuant to which he was selected as a director. There are no transactions in which Mr. Withrow has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission. Mr. Withrow will be entitled to the same compensation arrangements provided to the other non-employee directors of the Company and the Bank, which are described in Item 8.01 of this report. Mr. Withrow currently serves as Partner of Withrow Koftinow Callaway & Baggett, LLP., Certified Public Accountants.  He holds a Bachelor of Arts in Business Administration with a Concentration in Accounting from California State University, Stanislaus.

Item 7.01. Regulation FD Disclosure.

See “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events

The compensation payable to new non-employee directors of the Company is as follows:

(a) Non-employee directors receive, for service as a Company Board member, annual compensation of $24,000 payable in cash.

(b) Non-employee directors are also eligible to receive an annual retirement benefit of $12,000 for 10 years, which starts vesting after 5 years of service and is payable after the age of 72.

Non-employee directors do not receive any compensation for service as directors of the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2013
OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)